Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2013 Long-Term Incentive Plan of UCP, Inc. of our report dated April 4, 2013, related to the consolidated financial statements of UCP, LLC and subsidiaries as of and for the years ended December 31, 2012 and 2011, and contained in Registration Statement No. 333-187735 of UCP, Inc. on Form S-1, as amended.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

July 22, 2013